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                                                                   EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 28, 1997 for Host Marriott Corporation and March 14, 1997 for Marriott Hotel Properties Limited Partnership, included in the Host Marriott Corporation Form 10-K for the year ended January 3, 1997 and their Form 8-K dated May 16, 1997, respectively, and to all references to our Firm included in this registration statement.

                                          Arthur Andersen LLP

Washington, DC

May 13, 1997